UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015 (May 27, 2015)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 27, 2015, Gray Television, Inc. (the “Company”) held its 2015 annual meeting of shareholders. The results of voting on the proposals submitted to a vote of the Company’s shareholders at the 2015 annual meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hilton H. Howell, Jr.	83,852,239	663,683	7,422,909
William E. Mayher, III	83,736,428	779,494	7,422,909
Richard L. Boger	82,592,488	1,923,434	7,422,909
T.L. Elder	84,071,347	444,575	7,422,909
Robin R. Howell	83,148,948	1,366,974	7,422,909
Howell W. Newton	84,073,047	442,875	7,422,909
Hugh E. Norton	83,457,513	1,058,409	7,422,909
Harriett J. Robinson	82,956,470	1,559,452	7,422,909

Proposal No. 2 (Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for 2015):

Votes For	Votes Against	Abstain
91,083,103	812,120	43,608

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Senior Vice President and Chief Financial Officer

Date: May 27, 2015

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